Exhibit 99.1

TScan Therapeutics Secures Convertible Debt Facility for up to $60 Million with K2 HealthVentures

Financing supports management’s focus on clinical execution and advancing its ImmunoBank

Initial $30 million tranche extends cash runway into the second quarter of 2024

WALTHAM, Mass., September 12, 2022 — TScan Therapeutics, Inc. (Nasdaq: TCRX), a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR) engineered T cell therapies (TCR-T) for the treatment of patients with cancer, today announced that it has entered into a debt financing facility for up to $60 million with K2 HealthVentures (K2HV), a healthcare-focused specialty finance company.

“Access to the first $30 million tranche of this substantive additional capital, along with the current cash on hand, will provide TScan with a cash runway well into the second quarter of 2024. This will allow us to achieve additional value-creating milestones across both our solid tumor and hematologic malignancy clinical programs,” said David P. Southwell, President and Chief Executive Officer. “We anticipate building out our ImmunoBank with the filing of IND applications in our solid tumor program for two TCRs in 2022 as planned, to be followed by IND filings for two additional TCRs in the first half of 2023 that will enable us to launch multiplexing clinical trials for solid tumors.”

TScan drew $30 million from K2HV upon closing of the loan agreement. The Company has the option to draw the remaining tranches subject to certain conditions and by mutual agreement of TScan and K2HV to further support development of additional programs and/or business development. The borrowings under the loan agreement have an interest rate equal to the greater of 8.75%, or the Prime Rate plus 4.75%, subject to a cap of 9.90%. The first tranche of the loan is convertible at the option of K2HV into common shares of TScan at a conversion price of approximately $4.785 per share. Future tranches will be convertible as specified in the agreement. In addition, TScan has the ability to repay the loan at any time either in cash or in shares, subject to applicable premiums as specified in the loan agreement. Further information with respect to the loan agreement is set forth in a Form 8-K filed by TScan with the Securities and Exchange Commission on September 12, 2022.

Parag Shah, Founding Managing Director and CEO of K2 HealthVentures, said, “We are pleased to partner with TScan on this financing and will work closely with them as they progress their clinical pipeline in both solid tumors and hematologic malignancies. TScan’s deep understanding of tumor biology along with their proprietary technologies will enable them to advance their ImmunoBank and bring multiplexed therapies to the clinic.”

About TScan Therapeutics, Inc.

TScan is a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR) engineered T cell therapies (TCR-T) for the treatment of patients with cancer. The Company’s lead TCR-T therapy candidates, TSC-100 and TSC-101, are in development for the treatment of patients with hematologic malignancies to eliminate residual disease and prevent relapse after hematopoietic stem cell transplantation. The Company is also developing multiplexed TCR-T therapy candidates for the treatment of various solid tumors. The Company has developed and continues to build its ImmunoBank, the Company’s repository of therapeutic TCRs that recognize diverse targets and are associated with multiple HLA types in order to provide customized multiplexed TCR-T therapies for patients with a variety of solid tumors.

About K2 HealthVentures

K2 HealthVentures is an alternative investment firm focused on providing flexible, long-term financing solutions to innovative private and public companies in the life sciences and healthcare industries. The investment team comprises collaborative, experienced professionals with diverse backgrounds in finance and operations, as well as deep domain knowledge across various healthcare sectors. A uniquely flexible, permanent capital structure enables the firm to provide creative, adaptive financing solutions and meet the evolving capital needs of its portfolio companies as they grow. K2HV is driven by dual goals of Profit and Purpose—aiming to fuel the growth of innovative companies that will ultimately improve the lives of patients and giving a percentage of investment profits back to underserved areas in healthcare. www.k2hv.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding the Company’s cash runway and its ability to achieve additional value-creating milestones, plans and timing relating to the submission of INDs for the Company’s solid tumor series and the launch of multiplexing clinical trials for solid tumors, and the Company’s goals, strategy, focus, and anticipated financial performance. TScan intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “on track,” or similar expressions or the negative of those terms. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. The express or implied forward-looking statements included in this release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: the beneficial characteristics, safety, efficacy, therapeutic effects and potential advantages of TScan’s TCR-T therapy candidates; TScan’s expectations regarding its preclinical studies being predictive of clinical trial results; the timing of the initiation, progress and expected results of TScan’s preclinical studies, clinical trials and its research and development programs; TScan’s plans relating to developing and commercializing its TCR-T therapy candidates, if approved, including sales strategy; estimates of the size of the addressable market for TScan’s TCR-T therapy candidates; TScan’s manufacturing capabilities and the scalable nature of its manufacturing process; TScan’s estimates regarding expenses, future milestone payments and revenue, capital requirements and needs for additional financing; TScan’s expectations regarding competition; TScan’s anticipated growth strategies; TScan’s ability to attract or retain key personnel; TScan’s ability to establish and maintain development partnerships and collaborations; TScan’s expectations regarding federal, state and foreign regulatory requirements; TScan’s ability to obtain and maintain intellectual property protection for its proprietary platform technology and our product candidates; the sufficiency of TScan’s existing capital resources to fund its future operating expenses and capital expenditure requirements; and the effect of the COVID-19 pandemic, including mitigation efforts and political, economic, legal and social effects, on any of the foregoing or other aspects of TScan’s business or operations; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial

Condition and Results of Operations” sections of TScan’s most recent Annual Report on Form 10-K and any other filings that TScan has made or may make with the SEC in the future. Any forward-looking statements contained in this release represent TScan’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, TScan explicitly disclaims any obligation to update any forward-looking statements.

Contacts

Heather Savelle

TScan Therapeutics, Inc.

VP, Investor Relations

857-399-9840

hsavelle@tscan.com

Joyce Allaire

LifeSci Advisors, LLC

Managing Director

617-435-6602

jallaire@lifesciadvisors.com